EXHIBIT 10.46

NanoVibronix, Inc.

525 Executive Boulevard

Elmsford, New York 10523

______________, 2017

Investors listed on signature page hereto

Re: Amendment to Warrant

Ladies and Gentlemen:

Reference is made to those certain securities purchase agreements NanoVironix, Inc. (the “Company”) entered into in January and February of 2015 with certain investors identified on the signature pages thereto, including the investors listed on the signature page hereto (the “Investors”), providing for the issuance of shares of common stock, series C preferred stock and warrants to purchase shares of common stock (the “Warrants”), pursuant to which the Company issued an aggregate of 833,333 shares of series C preferred stock, 216,667 shares of common stock and Warrants to purchase 420,000 shares of common stock at an exercise price of $3.00 per share and Warrants to purchase 420,000 shares of common stock at an exercise price of $6.00 per share. All capitalized terms in this letter (the “Letter Agreement”) shall have the meanings assigned to them under the Warrants, unless otherwise defined herein.

The Company and the Investors desire to extend the initial expiration date of the Warrants. Amendments may be made to the Warrants with the consent of the Company and each holder of the Warrants. By signature and countersignature below, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each holder of the Warrants agree to the following:

1)	The year in the expiration date, “2017,” in the preamble of the Warrants is hereby amended by deleting the said year and substituting in lieu thereof “2019.”

Except as modified pursuant hereto, no other changes or modifications to the Warrants are intended or implied and in all other respects the Warrants are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of a conflict between the terms of this Letter Agreement and the Warrants, the terms of this Letter Agreement shall control. The Warrants and this Letter Agreement shall be read and construed as one agreement.

Please return an executed, counter-signed copy of this Letter Agreement to NanoVibronix, Inc., either (i) by facsimile transmission by fax at [ ] or (ii) by e-mail to Stephen Brown at stevebrowncpa@gmail.com, by 11:59 p.m. New York time, on _____________, 2017.

[Signature Page Follows]

[Signature Page to Letter Agreement]

Very truly yours,
NanoVibronix, Inc.

By:______________________________
Name: Stephen Brown
Title: Chief Financial Officer

Acknowledged and Agreed:

Name of Investor:	Names of Investors (if held jointly, as tenants in common, or as community property):

By:______________________________	By: __________________________
Name:	Name:
Title:	Title:

By: __________________________
Name:
Title: